Exhibit 10.1

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

Made and signed on the 1st of April 2024

This Amendment to the Employment Agreement (this “Amendment”) is entered into as of 1 April, 2024 (“Amendment Execution Date”) by and between Ceva Technologies, Ltd. (the “Company”), and Yaniv Arieli, ID No. 023832827 of Ha-Shemesh ha-Ola St. 3, Ramot HaShavim, 4359000 Israel (the “Employee”, and together with the Company, the “Parties”). Capitalized terms in this letter not otherwise defined shall have the meaning ascribed thereto in the Agreement (as defined below).

Whereas the Parties entered into an employment agreement effective as of 1 August 2005 and amended on 6 November 2013, 18 February 2021 and 7 November 2022 (as amended, the “Agreement”); and

Whereas the Parties agreed to amend the Agreement to clarify and reflect the Company’s and the Employee’s mutual understanding with respect to treatment of equity awards in connection with certain scenarios involving termination of the Employee’s employment, all as set out in this Amendment.

Now Therefore, the Parties agree as follows:

1.	Clarification around the Treatment of Equity Awards

The Company’s Board of Director’s May 2007 authorization for acceleration of vesting for the Employee’s stock options upon termination without Cause or resignation for Good Reason shall apply to all equity awards with time-based restrictions granted to the Employee, including, for the avoidance of doubt, the Employee’s time-based restricted stock units. In addition, notwithstanding anything in the Agreement to the contrary, the acceleration of vesting for all equity awards in connection with a termination without Cause or resignation for Good Reason by the Employee within 12 months of a Change of Control shall only apply to the time-based vesting (and not performance-based vesting) component of any of the Employee’s awards.

2.	Miscellaneous
2.1.	All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.
2.2.	This Amendment may be changed, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto
2.3.	This Amendment shall be governed by and construed in accordance with the laws of the State of Israel.
2.4.	This Amendment serves as a notice to the Employee pursuant to the Notice to Employee and Candidate (Employment Terms and Screening Procedures) Law, 5762-2002.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Agreement as of the Amendment Effective Date.

Company:	Employee

Signature:	Signature:

/s/ Amir Panush	/s/ Yaniv Arieli
Name: Amir Panush	Yaniv Arieli
Title: Chief Executive Officer